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Conformed Copy
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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
   Date of Report  (Date of earliest event reported)      December 31, 1997

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                    33-22097-NY               11-2908692
  (State or jurisdiction of           (Commission            (I.R.S. employer
incorporation or organization)        File Number)        identification number)

     5151 SAN FELIPE, SUITE 450
          HOUSTON, TEXAS                                          77056
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:           (713) 621-7911

Former name or former address if changed since last report:   Not Applicable

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On December 31, 1997, IWC Services, Inc., a wholly-owned subsidiary of Boots & Coots International Well Control, Inc. (the "Company"), completed the acquisition of 100% of the outstanding shares of common stock of ITS Supply Corporation, a Delaware Corporation ("ITS Supply"), from LaSalle Cattle Company, Ltd., a Texas Limited Partnership. ITS Supply is a Houston based ISO 9002 certified, materials and equipment procurement, transportation and logistics company that serves the energy industry world-wide, with offices in Houston, Venezuela, Peru, Dubai (UAE) and the United Kingdom.

        The purchase price for ITS Supply was $6,000,000 US of which $5,000,000 was funded on January 2, 1998. Of the funding, $4,500,000 was provided to IWC Services, Inc. by the Company which in turn borrowed the money on 120 day terms from Geneva Associates, L.L.C. and Main Street Merchant Partners II, L.P. and $500,000 was provided from working capital. The remaining $1,000,000 was provided by seller's notes and will be paid by IWC Services, Inc. in installments of $250,000 and $750,000 on January 31, 1998 and on February 28, 1998, respectively. The purchase price of the shares of common stock was determined through arms'-length negotiations conducted by the principals of the Company and LaSalle Cattle Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     a.  Financial Statements and Pro Forma Financial Information.

         As of the date of this filing, it is impracticable for the registrant to provide the financial statements and information specified in Item 7 of Form 8-K. The registrant intends to file an amendment to Form 8-K to include such financial statements and information not later than March 15, 1998.


     6.  Exhibits.

         2.1 Stock Purchase Agreement dated December 31, 1997 between LaSalle Cattle Company, Ltd. and IWC Services, Inc.

         99.1  Press release dated January 5, 1998
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 14, 1998      Boots & Coots International Well Control, Inc.


                            By:          /s/  Thomas L. Easley
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                                Thomas L. Easley
                                Chief Financial Officer
                                (Principal Financial and Accounting Officer)